Exhibit 2
                              AMENDED AND RESTATED
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") dated as of May 24, 1999, amends and restates the Agreement and Plan of Merger, made as of September 28, 1998, by and among ROANOKE GAS COMPANY, a Virginia public service corporation ("Roanoke Gas"), RGC ACQUISITION CORP., a Virginia corporation ("Acquisition"), RGC RESOURCES, INC., a Virginia corporation ("Resources"), DIVERSIFIED ENERGY COMPANY, a Virginia corporation ("Diversified"), BLUEFIELD GAS COMPANY, a West Virginia public service corporation ("Bluefield"), and COMMONWEALTH PUBLIC SERVICE CORPORATION, a Virginia public service corporation ("Commonwealth"), and provides as follows:

                                    RECITALS:

        A. Roanoke Gas has authorized capital stock consisting of 3,000,000 shares of common stock, $5.00 par value per share ("Roanoke Gas Common Stock"), of which 1,794,416 shares are issued and outstanding; and

        B. Acquisition has authorized capital stock consisting of 5,000 shares of common stock ("Acquisition Common Stock"), no par value per share, of which 10 shares are issued and outstanding and owned beneficially and of record by Resources; and

        C. Resources has authorized capital stock consisting of 10,000,000 shares of common stock, $5.00 par value per share ("Resources Common Stock"), of which 10 shares are issued and outstanding and owned beneficially and of record by Roanoke Gas, and 5,000,000 shares of Preferred Stock, no par value per share, none of which have been issued; and

        D. Diversified has authorized capital stock consisting of 15,000 shares of common stock, $10 par value per share ("Diversified Common Stock"), of which 11,000 shares are issued and outstanding and owned beneficially and of record by Roanoke Gas; and

        E. Bluefield has authorized capital stock consisting of 250,000 shares of common stock, $0.20 par value per share ("Bluefield Common Stock"), of which 247,520 shares are issued and outstanding and owned beneficially and of record by Roanoke Gas; and

        F. Commonwealth has authorized capital stock consisting of 500 shares of common stock, $100.00 par value per share ("Commonwealth Common Stock"), of which 5 shares are issued and outstanding and owned beneficially and of record by Bluefield; and

        G. The Boards of Directors of Roanoke Gas, Acquisition and Resources deem it advisable to merge Acquisition with and into Roanoke Gas in accordance with the Virginia Stock

Corporation Act ("Virginia Stock Corporation Act") and this Agreement for the purpose of establishing Resources as the parent corporation of Roanoke Gas; and

        H. The Boards of Directors of the parties hereto have determined that the amendments enacted by this Agreement do not materially and adversely affect the rights of the shareholders of Roanoke Gas and have deemed it advisable to undertake the other reorganization matters set forth herein.

                                   AGREEMENT:

        NOW, THEREFORE, in consideration of the premises and agreements contained herein, the parties agree that (i) Roanoke Gas shall be merged with and into Acquisition (the "Merger"), (ii) Roanoke Gas shall be the corporation surviving the Merger, (iii) Commonwealth shall become a wholly owned subsidiary of and then be merged into, Roanoke Gas, (iv) Bluefield and Diversified shall each become wholly owned subsidiaries of Resources and (v) the terms and conditions of the Merger and the other reorganization matters, the mode of carrying them into effect, the manner of converting, exchanging and/or transferring shares of capital stock of the parties hereto and other matters relating thereto shall be as follows:


                                    ARTICLE 1
                                   THE MERGER

        1.1 Articles of Merger. Subject to and in accordance with the provisions of this Agreement, in the event this Agreement and Plan of Merger and Reorganization is approved by the stockholders of Roanoke Gas in accordance with the Virginia Stock Corporation Act, Articles of Merger of Roanoke Gas shall be delivered to the Clerk's Office of the Virginia State Corporation Commission for filing, all as provided by the Virginia Stock Corporation Act.

        1.2 Effective Time. The Merger shall become effective at the time of filing on the date on which the Articles of Merger are filed with the Clerk's Office of the Virginia State Corporation Commission, as contemplated by Section
1.1 above, unless otherwise specified in such Articles of Merger (the "Effective Time"). At the Effective Time, the separate existence of Acquisition shall cease and Acquisition shall be merged with and into Roanoke Gas, which shall continue its corporate existence as the surviving corporation (Roanoke Gas and Acquisition being sometimes referred to herein as the "Constituent Corporations" and Roanoke Gas, as the surviving corporation, being sometimes referred to herein as the "Surviving Corporation"). Roanoke Gas shall succeed, without other transfer, to all the rights and property of Acquisition and shall be subject to all the debts and liabilities of Acquisition in the same manner as if Roanoke Gas had itself incurred them. All rights of creditors and all liens upon the property of each of Roanoke Gas and Acquisition shall be preserved unimpaired.

        1.3 Appropriate Actions. Prior to and after the Effective Time, Resources, Roanoke Gas and Acquisition, respectively, shall take all such actions as may be necessary or appropriate in order to effectuate the Merger. In this connection, Resources shall issue and pay the shares of Resources Common Stock into which outstanding shares of Roanoke Gas Common Stock will be converted on the basis and to the extent provided in Article 2 of this Agreement, and shall take such other actions as are necessary to fulfill Resources' obligations hereunder, including, without limitation, those specified in Article 6 of this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full title to all properties, assets, privileges, rights, immunities and franchises of either of the Constituent Corporations, the officers and directors of each of the Constituent Corporations as of the Effective Time shall take all such further action.


                                    ARTICLE 2
                   TERMS OF CONVERSION AND EXCHANGE OF SHARES

        2.1 Roanoke Gas Common Stock. At the Effective Time, shares of Roanoke Gas Common Stock issued and outstanding immediately prior to the Merger shall be automatically changed and converted into shares of Resources Common Stock, at the ratio of one share of Resources Common Stock for each one share of Roanoke Gas Common Stock, and such Resources Common Stock shall thereupon be issued and fully-paid and non-assessable; provided, however, that such conversion shall not affect shares of holders, if any, who perfect their rights as dissenting stockholders under the Virginia Stock Corporation Act with respect to such shares.

        2.2 Acquisition Shares. The shares of Acquisition Common Stock issued and outstanding immediately prior to the Merger shall be automatically changed and converted into all of the issued and outstanding shares of Common Stock of the Surviving Corporation, which shall thereupon be issued and fully-paid and non-assessable, with the effect that the number of issued and outstanding shares of Common Stock of the Surviving Corporation shall be the same as the number of issued and outstanding shares of Acquisition Common Stock immediately prior to the Effective Time.

        2.3 Resources Shares. Each share of Resources Common Stock issued and outstanding immediately prior to the Merger shall be canceled.


                                    ARTICLE 3
                      ARTICLES OF INCORPORATION AND BYLAWS

        3.1 Roanoke Gas Articles. From and after the Effective Time, and until thereafter amended as provided by law, the Articles of Incorporation of Roanoke Gas as in effect immediately prior to the Merger shall be and continue to be the Articles of Incorporation of the Surviving Corporation.

        3.2 Roanoke Gas By-Laws. From and after the Effective Time, and until thereafter amended as provided by law, the By-Laws of Roanoke Gas as in effect immediately prior to the Merger shall be and continue to be the By-Laws of the Surviving Corporation.

        3.3 Resources Articles and Bylaws. From and after the Effective Time, and until thereafter amended as provided by law, the Articles of Incorporation and Bylaws of Resources as in effect immediately prior to the Merger shall be and continue unchanged to be the Articles of Incorporation and By-Laws of Resources.


                                    ARTICLE 4
                             DIRECTORS AND OFFICERS

        4.1 Roanoke Gas Directors and Officers. The persons who are directors and officers of Roanoke Gas immediately prior to the Merger shall continue as directors and officers, respectively, of the Surviving Corporation and shall continue to hold office as provided in the Articles of Incorporation and Bylaws of the Surviving Corporation. If, at or following the Effective Time, a vacancy shall exist in the Board of Directors or in the position of any officer of the Surviving Corporation, such vacancy may be filled in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation.

        4.2 Resources Directors and Officers. The persons who are directors and officers of Resources immediately prior to the Merger shall continue as directors and officers, respectively, of Resources and shall continue to hold office as provided in the Articles of Incorporation and Bylaws of Resources. If, at or following the Effective Time, a vacancy shall exist in the Board of Directors or in the position of any officer of Resources, such vacancy may be filled in the manner provided in the Articles of Incorporation and Bylaws of Resources.


                                    ARTICLE 5
                               STOCK CERTIFICATES

        5.1 Rights of Holders of Certificates. Following the Effective Time, certificates representing shares of Roanoke Gas Common Stock outstanding at the Effective Time (hereinafter sometimes referred to as "Roanoke Gas Certificates") shall evidence the shares of Resources Common Stock into which such shares of Roanoke Gas Common Stock were converted in accordance with Section 2.1, without any further action by the holder of the Roanoke Gas Certificates. Following the Effective Time, the Transfer Agent for Resources (the "Transfer Agent") shall issue Resources shares to any holder of Roanoke Gas Certificates desiring to surrender his/her Roanoke Gas Certificates for certificates issued in the name of

Resources. Upon the proper surrender and delivery to the Transfer Agent of properly completed transmittal materials by a former stockholder of Roanoke Gas of such stockholder's Roanoke Gas Certificate(s), and in exchange therefor, the Transfer Agent shall as soon as practicable, issue, register and deliver to such stockholder a certificate evidencing the number of shares of Resources Stock to which such stockholder is entitled pursuant to Section 2.1 above.

        5.2 Outstanding Certificates. Each outstanding certificate which, prior to the Effective Time, represented Roanoke Gas Common Stock shall be deemed for all corporate purposes to represent only the number of shares of Resources Common Stock into which such Roanoke Gas Common Stock was converted.

        5.3 Stock Transfer Books. The stock transfer books for Roanoke Gas Common Stock shall be deemed to be closed at the Effective Time and no transfer of shares of Roanoke Gas Common Stock outstanding prior to the Effective Time shall thereafter be made on such books. As of the Effective Time, Resources shall establish a stock register reflecting ownership of Resources Common Stock by former holders of record of Roanoke Gas Common Stock.

        5.4 Post-Merger Rights of Holders. Following the Effective Time, the holders of certificates representing Roanoke Gas Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to stock of the Surviving Corporation and their sole rights shall be with respect to the Resources Common Stock into which their shares of Roanoke Gas Common Stock shall have been converted by the Merger, subject to the rights of any dissenting stockholders who perfect dissenters' rights under Article 13 of the Virginia Stock Corporation Act.

        5.5 Lost, etc., Certificates. Any stockholder of Roanoke Gas whose certificate evidencing shares of Roanoke Gas Common Stock has been lost, destroyed, stolen or otherwise is missing shall be entitled to receive a certificate representing the shares of Resources Common Stock to which he or she is entitled in accordance with and upon compliance with conditions imposed by the Transfer Agent or Resources (including, without limitation, a requirement that the stockholder provide a lost instruments indemnity or surety bond in form, in substance and amount satisfactory to the Transfer Agent and Resources).


                                    ARTICLE 6
                             ROANOKE GAS STOCK PLANS

        Roanoke Gas and Resources shall take all actions required to provide that, from and after the Effective Time, all director, officer, employee, customer and other plans of Roanoke Gas or its affiliates, to the extent they directly or indirectly utilize Roanoke Gas Common Stock, shall utilize Resources Common Stock instead of Roanoke Gas Common Stock.

                                    ARTICLE 7
                            CONDITIONS OF THE MERGER

        Completion of the Merger is subject to the satisfaction of the following conditions:

        7.1 Stockholder Approval. The principal terms of this Agreement shall have been approved by such holders of capital stock of the parties hereto as is required by the Virginia Stock Corporation Act.

        7.2 Resources Common Stock Listed. All conditions for the listing on the NASDAQ National Market as of the Effective Time of the Resources Common Stock to be issued and to be reserved for issuance pursuant to the Merger shall have been satisfied.

        7.3 Regulatory Approvals. All necessary orders, consents, authorization, approvals or waivers from the Securities and Exchange Commission, the Virginia State Corporation Commission and all other regulatory bodies, boards or agencies, or from other third parties, shall have been received, remain in full force and effect, and shall not include, in the sole judgment of the Board of Directors of Roanoke Gas, unacceptable conditions.


                                    ARTICLE 8
                       TRANSFER AND MERGER OF COMMONWEALTH

        8.1 Dividend. Bluefield, as the holder of all of the Commonwealth Common Stock, shall pay declares a non-cash dividend of all of the Commonwealth Common Stock to its parent corporation, Roanoke Gas (the "Commonwealth Shares Dividend"). The Commonwealth Shares Dividend shall, subject to receipt of all required regulatory approvals, be paid at the Effective Time immediately following the consummation of the Merger.

        8.2 Commonwealth Merger. Immediately following the payment of the Commonwealth Shares Dividend, Commonwealth shall be merged with and into its parent, Roanoke Gas (the "Commonwealth Merger"), pursuant to the Articles of Merger attached hereto as Exhibit 1.


                                    ARTICLE 9
                      TRANSFER OF DIVERSIFIED AND BLUEFIELD

        9.1 Dividend. Roanoke Gas, as the holder of all of the Diversified Common Stock and as the holder of all of the Bluefield Common Stock, shall pay a non-cash dividend of all of the Diversified Common Stock and all of Bluefield Common Stock to Resources (the "Bluefield Shares and Diversified Shares Dividend"). The Bluefield Shares and Diversified Shares

Dividend shall, subject to receipt of all required regulatory approvals, be paid immediately following the payment of the Commonwealth Shares Dividend.

        9.2 Effect. Immediately following the payment of the Bluefield Shares and Diversified Shares Dividend, each of Roanoke Gas, Bluefield and Diversified shall be wholly owned subsidiaries of Resources.


                                   ARTICLE 10
                            AMENDMENT AND TERMINATION

        10.1 Amendment. The parties to this Agreement, by mutual consent of their respective boards of directors, may amend, modify or supplement this Agreement in such manner as may be agreed upon by them in writing at any time before or after approval of this Agreement by the pre-Merger stockholders of Roanoke Gas (as provided in Section 7.1 above); provided, however, that no such amendment, modification or supplement shall, if agreed to after such approval by the pre-Merger stockholders of Roanoke Gas, change any of the principal terms of this Agreement in a manner which would materially and adversely affect the rights of the stockholders of Roanoke Gas.

        10.2 Termination. This Agreement may be terminated and the Merger dividend payments and other transactions provided for by this Agreement may be abandoned at any time, whether before or after approval of this Agreement by the pre-Merger stockholders of Roanoke Gas, by action of the board of directors of Roanoke Gas if such board of directors determines for any reason that the completion of the transactions provided for herein would for any reason be inadvisable or not in the best interests of Roanoke Gas or its stockholders.


                                   ARTICLE 11
                                  MISCELLANEOUS

        11.1 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original hereof.

        11.2 Virginia Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Virginia.

        IN WITNESS WHEREOF, Roanoke Gas, Resources, Acquisition, Bluefield, Diversified and Commonwealth, pursuant to approval and authorization duly given by resolutions adopted by their respective boards of directors, have each caused this Agreement to be executed by its President or one of its Vice Presidents and attested by its Secretary or one of its Assistant Secretaries.

                                    Roanoke Gas:
                                    ROANOKE GAS COMPANY, a Virginia public
                                    service corporation

                                    By:     s/John B. Williamson, III
                                            ---------------------------
                                    Its:    President & CEO
                                            ---------------------------



Attest:
By:     s/Roger L. Baumgardner
        -----------------------
Its:    Secretary



                                    Resources:
                                    RGC RESOURCES, INC., a Virginia corporation

                                    By:     s/John B. Williamson, III
                                            ----------------------------
                                    Its:    s/President & CEO
                                            ----------------------------



Attest:
By:     s/Roger L. Baumgardner
        -----------------------
Its:    Secretary

                                    Acquisition:
                                    RGC ACQUISITION CORP., a Virginia
                                    corporation

                                    By:     s/John B. Williamson, III
                                            ----------------------------
                                    Its:    s/President & CEO
                                            ----------------------------



Attest:
By:     s/Roger L. Baumgardner
        -----------------------
Its:    Secretary

                                    Bluefield:
                                    BLUEFIELD GAS COMPANY, a West Virginia
                                    public service corporation

                                    By:     s/John B. Williamson, III
                                            ----------------------------
                                    Its:    s/President
                                            ----------------------------



Attest
By:     s/Roger L. Baumgardner
        -----------------------
Its:    Secretary



                                    Diversified:
                                    DIVERSIFIED ENERGY COMPANY, a Virginia
                                    corporation

                                    By:     s/John B. Williamson, III
                                            ----------------------------
                                    Its:    s/President
                                            ----------------------------



Attest:
By:     s/Roger L. Baumgardner
        -----------------------
Its:    Secretary



                                    Commonwealth:
                                    COMMONWEALTH PUBLIC SERVICE
                                    CORPORATION,
                                    a Virginia public service corporation

                                    By:     s/John B. Williamson, III
                                            ----------------------------
                                    Its:    s/President
                                            ----------------------------



Attest
By:     s/Roger L. Baumgardner
        -----------------------
Its:    Secretary